UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2019, UroGen Pharma Ltd. (the “Company”) entered into a lease agreement, dated effective October 31, 2019 (the “Lease”), with Witman Properties, L.L.C., a New Jersey limited liability company, and Alexander Road at Davanne, L.L.C., a New Jersey limited liability company, as tenants in common (collectively, “Landlord”), for the lease of approximately 20,900 square feet of rentable area, which consists of the entire fourth floor of the building located at 400 Alexander Road, West Windsor, New Jersey 08540 constituting approximately 18,300 square feet of usable square footage (the “Premises”). The commencement date of the Lease (the “Commencement Date”) is expected to be in the fourth quarter of 2019. The Company plans to use the Premises as its principal executive offices along with other general operating uses. The term of the Lease (the “Initial Term”) is for 38 months after the Commencement Date. The Company has the option to renew the Lease for two additional periods of three years each (each additional period, a “Renewal Period”). The aggregate base rent due over the Initial Term is approximately $1.7 million. For the Renewal Periods, the rent due shall be the fair market value of the Premises at the time of the commencement of the Renewal Period multiplied by the rentable square footage of the Premises. The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating expenses of the building, subject to certain exceptions, and the annual tax expenses of the building. In the event of a default of certain of the Company’s obligations under the Lease, Landlord would have right to terminate the Lease and recover damages as provided by the lease contract and by law.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer